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                                                                    Exhibit 23.1

                         Consent of Arthur Andersen LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement (Registration Statement File No. 333-71855) and to the incorporation by reference in this registration statement of our report dated May 7, 1998 included in North Coast Energy, Inc.'s Form 8-K/A dated July 14, 1998, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Cleveland, Ohio,
September 16, 1999.